EXHIBIT 10.3

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK

OF

THE WET SEAL, INC.

The Wet Seal, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Sections 151 and 141 of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company’s previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Twenty-Four Thousand Six Hundred (24,600) shares of Series C Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 24,600 shares of Series C Convertible Preferred Stock (the “Preferred Shares”), par value $0.01 per share, which shall be perpetual unless and until converted as contemplated by this Certificate of Designations, Preferences and Rights (this “Certificate of Designations”) and shall have the following powers, designations, preferences and other special rights:

(1) Dividends. The holders of the Preferred Shares (each, a “Holder” and collectively, the “Holders”) shall not be entitled to receive any regularly scheduled dividends in respect of such Preferred Shares.

(2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company’s Class A Common Stock, par value $0.10 per share (the “Common Stock”), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i) “AMEX” means the American Stock Exchange.

(ii) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

(iii) “Bloomberg” means Bloomberg Financial Markets.

(iv) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

(vi) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(vii) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(viii) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

(ix) “Conversion Amount” means the Stated Value.

(x) “Conversion Price” means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $3.00, subject to adjustment as provided herein.

(xi) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(xii) “Eligible Market” means the Principal Market, NYSE, AMEX or The Nasdaq SmallCap Market.

(xiii) “Excluded Securities” means shares of Common Stock issued or deemed to be issued in accordance with Section 2(f) hereof by the Company: (v) in connection with an Approved Stock Plan; (w) upon issuance of the Preferred Shares or upon conversion of the Preferred Shares or upon exercise of the Warrants; (x) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $35,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act and “equity lines”), (y) upon exercise of any Options or Convertible Securities which are outstanding on the date immediately preceding the Subscription Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities as in effect on the date immediately preceding the Subscription Date (including such Convertible Securities issued by the Company pursuant to the Existing SPA and the Indenture) and such Options or Convertible Securities are not amended after the date immediately preceding the Subscription Date, and (z) to one or more parties who have provided consulting services to the Company, including Michael Gold or one of his affiliates, in an amount not to exceed, in the aggregate, 2,800,000 shares of Common Stock or warrants to acquire such number of shares of Common Stock.

(xiv) “Existing SPA” means that certain Securities Purchase Agreement, dated as of November 9, 2004, by and among the Company and certain parties listed on the Schedule of Buyers attached thereto, as amended and restated or modified.

(xv) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase offer, tender offer or exchange offer that is accepted by the holders of more than 50% of the Company’s outstanding voting securities (but excluding any voting securities held by the Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such purchase offer, tender offer or exchange offer), or (iv) enter into a stock purchase agreement or other agreement to effect any other business combination (including, without limitation, a reorganization, recapitalization or spin-off) with another Person or Persons, whereby more than 50% of the Company’s outstanding voting securities are acquired by such Person or Persons (excluding any voting securities of the Company held by such Person or Persons making or party to, or any Person(s) associated or affiliated with such Person or Persons making or party to, such stock purchase agreement or other agreement to effect such other business combination), or (v) change the members constituting its Board of Directors such that the individuals who constituted the Board of Directors on the Subscription Date or other governing body of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors on the Subscription Date or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office, or (vi) reorganize, recapitalize or reclassify its Common Stock.

(xvi) “Indenture” means that certain Indenture, dated as of January 14, 2005, by and between the Company and The Bank of New York, as Trustee, as amended and restated or modified.

(xvii) “Initial Issuance Date” means the Closing Date, as defined in the Securities Purchase Agreement.

(xviii) “Liquidation Event” means (x) the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions or (y) a Change of Control.

(xix) “NYSE” means The New York Stock Exchange, Inc.

(xx) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xxi) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(xxiii) “Principal Market” means the Nasdaq National Market.

(xiv) “Registration Rights Agreement” means that certain registration rights agreement, by and among the Company and the initial Holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended or modified from time to time as provided in such agreement.

(xxv) “Required Holders” means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

(xxvi) “SEC” means the Securities and Exchange Commission.

(xxvii) “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial Holders, as such agreement may be amended or modified from time to time as provided in such agreement.

(xxviii) “Stated Value” means $1,000.

(xxix) “Subscription Date” means April 29, 2005.

(xxx) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(xxxi) “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xxxii) “Warrants” means the warrants to purchase shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

(b) Holder’s Conversion Right. Subject to the provisions of Section 5 and Section 12, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

(c) Conversion. Subject to Sections 5 and 12, the number of fully paid, non-assessable shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

(d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder’s Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and the Company’s designated transfer agent (the “Transfer Agent”) and (B) if required by Section 2(d)(vii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the “Preferred Stock Certificates”).

(ii) Company’s Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice, (the “Share Delivery Date”), (A) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer

Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the “Preferred Stock Delivery Date”) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days thereafter submit via facsimile (a) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall cause, at its expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company’s Failure to Timely Convert.

(A) Cash Damages. If (I) within three (3) Business Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of Preferred Shares or (II) within three (3) Business Days of the Company’s receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 2(d)(ii). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder’s conversion of Preferred Shares hereunder, and if on or after the third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, multiplied by (B) the Closing Bid Price on the Conversion Date, provided that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) remains outstanding, each of the Holders hereby acknowledges, covenants and agrees that such Holder will not demand or accept, and the Company will not be obligated to make, any payment (each a “Delay Fee”) (whether in whole or in part) required to be made pursuant to this Section 2(d)(v), Section 1(c) of the Warrants (regarding the Company’s obligation to make payments in the event of its failure to timely deliver securities upon exercise of the Warrants) and Section 2(f) of the Registration Rights Agreement (regarding the Company’s obligation to make Registration Delay Payments, as defined in the Registration Rights Agreement), which would, in the aggregate of all of the aforementioned payments made to all Holders, exceed $250,000 in the aggregate in any calendar year (the “Delay Fee Cap”). Each Holder agrees that, so long as the Senior Credit Facility (as defined in the Securities Purchase Agreement) is outstanding, (i) such Holder does not have any rights to, and shall not accept or demand any, Delay Fees in excess of its pro rata share of the Delay Fee Cap and (ii) to the extent any amounts are received with respect to the Delay Fees by such Holder from the Company in excess of such Holder’s pro rata share of the Delay Fee Cap, such Holder shall promptly forward an amount equal to such excess in immediately available funds to the Administrative Agent (as defined in the Senior Credit Facility) at such account as the Administrative Agent shall designate from time to time.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.

(vi) Pro Rata Conversion. Subject to Section 12, in the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder’s Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.

(vii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the Holder may not transfer the certificate representing the Preferred Shares unless the Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(vii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(e) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

(f) Adjustments to Conversion Price. Subject to Sections 5 and 12, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such time (a “Dilutive Issuance”), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Conversion Price Upon Subdivisions or Combinations of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 2(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii) Notices.

(A) Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment accompanied by an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it, which computation shall have been made by the Company. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

(B) The Company will give written notice stating the proposed effective date or record date, as the case may be, to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place or on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

Failure to provide the requisite notice or any defect therein shall not affect the validity of any transaction referred to in clause (A), (B) or (C) of this Section 2(f)(xii).

(3) [Intentionally Omitted]

(4) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Certificate of Designations, including, without limitation, having a stated value equal to the stated value of the Preferred Shares held by such holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s

Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Preferred Shares been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(5) Limitation on Beneficial Ownership. The Company shall not effect any conversion of the Preferred Shares, and any Holder shall not have the right to convert any Preferred Shares pursuant hereto, to the extent that after giving effect to such conversion, such Holder (together with its affiliates) would beneficially own in excess of 9.99% (the “Conversion Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentences, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of the Preferred Shares beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any of the warrants or convertible notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K or 10-Q or any Current Report on Form 8-K filed subsequent thereto or other public filing with the Securities and Exchange Commission, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, any Holder may increase or decrease the Conversion Limitation to any other percentage specified in such notice but such percentage shall not be in excess of 9.99%; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other Holder of the Preferred Shares.

(6) Reservation of Shares.

(a) Reservation. So long as any Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares outstanding at such time; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved of the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s interests in the Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of such Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

(7) Voting Rights. Except as otherwise required by law and except as provided in Section 13 with respect to the matters referred to therein, the Holders shall not be entitled to any voting rights or powers accorded to the Common Stock. Notwithstanding the foregoing, each Holder shall be entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting.

(8) Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the Stated Value; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the “Pari Passu Shares”), if any, then each Holder and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificates of Designations, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon any Liquidation Event. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments upon any Liquidation Event, provided that such junior preferred stock is perpetual. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may be pari passu with, but not junior to, any capital stock of the successor entity) and no merger shall result inconsistent therewith.

(10) Participation. Each Holder shall be entitled to such dividends paid and distributions made to the holders of Common Stock, whether in cash or in kind, to the same extent as if such Holder had converted Preferred Shares into Common Stock (without regard to any limitations on conversion herein, in this Certificate of Designations or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(11) Additional Covenants.

(a) Existence. Subject to Section 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

(b) Further Instruments and Acts. Upon the request of any Holder, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Certificate of Designations.

(12) Limitation on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares or exercise of the Warrants if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares or exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the “Exchange Cap”), which number of shares of Common Stock was equal to 8,250,115 in the aggregate as of April 28, 2005, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, in the aggregate, upon conversion of Preferred Shares or exercise of the Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Issuance Date (the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such

Purchaser’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation. In the event that any Holder shall convert all of such Holder’s Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

(13) Vote to Change the Terms of Certificate of Designations or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation as in effect on the Subscription Date, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single separate class, the Company shall not: (u) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (v) increase or decrease (other than by conversion) the authorized number of shares of the Preferred Shares; (w) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to the distribution of assets on any Liquidation Event; (x) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services); (y) pay dividends or make any other distribution on the Common Stock; or (z) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

(14) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(15) Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(16) Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all of the Holders and shall not be construed against any person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations.

(17) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(18) Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer (as defined in the Securities Purchase Agreement) then substituting the words “holder of Securities” for the word “Buyer”), subject to the provisions of Delaware law.

(19) Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws, subject to the transfer and resale restrictions set forth in the Securities Purchase Agreement.

(20) Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(21) Preferred Stockholder Matters. Any preferred stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company’s preferred stockholders or any series thereof or at a duly called meeting of the Company’s preferred stockholders or any series thereof, as applicable, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Douglas C. Felderman, its Executive Vice President & Chief Financial Officer, as of the 29th day of April, 2005

THE WET SEAL, INC.

By:	/s/ DOUGLAS C. FELDERMAN
Name:	Douglas C. Felderman
Title:	Executive Vice President & Chief Financial Officer

EXHIBIT I

THE WET SEAL, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of The Wet Seal, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of The Wet Seal, Inc., a Delaware corporation (the “Company”), indicated below into shares of Class A Common Stock, par value $0.10 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:______________________________________________________________________________________

Number of Preferred Shares to be converted:____________________________________________________________________

Stock certificate no(s). of Preferred Shares to be converted:_________________________________________________________

Tax ID Number (If applicable): _______________________________________________________________________________

Please confirm the following information:___________________________________________________________________________

Conversion Price:________________________________________________________________________________________

Number of shares of Common Stock to be issued:________________________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:__________________________________________________________________________

__________________________________________________________________________

Address: __________________________________________________________________________

Telephone Number: _________________________________________________________________

Facsimile Number:___________________________________________________________________

Name of Registered Holder:

By:_______________________________________________________________________________

Name:_____________________________________________________________________________

Title:______________________________________________________________________________

Dated:_____________________________________________________________________________

Account Number (if electronic book entry transfer):_______________________________________________________________________________

Transaction Code Number (if electronic book entry transfer):________________________________________________________________________

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May     , 2005 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company.

THE WET SEAL, INC.

By:
Name:
Title: